UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2009
Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 22, 2009, Cardica, Inc. (the “Company”) announced that it received a letter, dated May 19, 2009, from the Listing Qualifications Department of The NASDAQ Stock Market notifying the Company that it did not comply with the $10.0 million minimum stockholders’ equity requirement for continued listing on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(b)(1)(A). NASDAQ’s determination was based on a review of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009. As provided in the NASDAQ rules, the Company timely submitted to the NASDAQ Staff a plan to continue listing on The NASDAQ Global Market. NASDAQ granted the Company an extension until September 1, 2009, to regain compliance with the listing standards.
     On September 2, 2009, the Company received a second letter from the Listing Qualifications Department of The NASDAQ Stock Market notifying the Company of its determination that the Company had failed to meet the terms of the extension because the Company failed to publicly disclose a compliant stockholders’ equity balance by September 1, 2009. Pursuant to the NASDAQ rules, the Company may either apply for listing on The NASDAQ Capital Market, provided it meets the continued listing requirements of that market, or appeal the decision to a NASDAQ Listing Qualifications Panel. The Company is requesting a hearing to appeal the decision, and the Company’s securities will remain listed on The NASDAQ Global Market pending a decision by the Panel following the hearing.
     The Company issued a press release on September 4, 2009 disclosing its receipt of the second NASDAQ letter. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated September 4, 2009, entitled “Cardica, Inc. Receives NASDAQ Notification of Non-Compliance.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: September 4, 2009	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated September 4, 2009, entitled “Cardica, Inc. Receives NASDAQ Notification of Non-Compliance.”